    Exhibit 10.3
BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(PERFORMANCE-BASED RESTRICTED STOCK UNITS)

TO:     (the “Participant” or “you”)

FROM:     Blucora, Inc., a Delaware corporation (the “Company”)

You are hereby granted by the Company a Restricted Stock Unit Award (the “Award”) under the Blucora, Inc. 2018 Long-Term Incentive Plan (the “Incentive Plan”). Each restricted stock unit (an “RSU”) subject to the Award has a notional value equivalent to one share of the Company’s Common Stock for purposes of determining the number of shares of Common Stock (the “Shares”) subject to the Award.

The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the "Notice of Grant") and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Incentive Plan, each of which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Incentive Plan.

Date of Grant:

Award Number:

Target Number of RSUs
Subject to the Award:     (the “Target RSUs”); provided that the actual number of RSUs that are granted and may be earned is up to 200% of the Target RSUs

Vesting Schedule: Except as specifically provided in the Agreement and subject to the restrictions and conditions set forth in the Incentive Plan, the RSUs shall vest on the Vesting Date (as defined on Schedule 1 to this Notice of Grant, attached hereto, which is incorporated by reference into this Notice of Grant), based upon the achievement of the performance goals set forth on Schedule 1 (the “Performance Vesting Conditions”).

Additional Terms/Acknowledgment: You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee, officer, director or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or its Related Companies at any time, with or without Cause. For purposes of this Award, the term “Cause” shall have the meaning set forth in your Employment Agreement (as defined below), provided that, if such Employment Agreement does not define such term or no such agreement is then in effect, then it shall mean dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Committee, whose determination shall be conclusive and binding.

Employment Agreement: If there is a written employment agreement in effect between you and the Company (the “Employment Agreement”), then the Award shall be subject to the terms of such Employment Agreement, so long as such Employment Agreement remains in effect (as it may be amended, supplemented or restated from time to time) and the terms set forth in the Employment Agreement are applicable to the Award.

Committee Decisions/Interpretations: You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Incentive Plan and the Award.

* * * * * * *

[Remainder of Page Intentionally Left Blank
Signature Page Follows.]

By your signature below or electronic acceptance, you agree that the Notice of Grant, the Agreement, the Incentive Plan, and the Employment Agreement (if applicable), constitute your entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and you. This Notice of Grant and Agreement may be executed and/or accepted electronically and/or executed in duplicate counterparts, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Award.

BLUCORA, INC.		PARTICIPANT

By:		*
Its:	Chief Legal, Development, and
	Administration Officer	*Electronic acceptance of this Award shall bind the Participant.

Attachments: 1. Performance Vesting Conditions 2. Restricted Stock Unit Agreement 3. 2018 Incentive Plan 4. 2018 Plan Prospectus 5. 2021 Proxy/2020 10-K

Signature Page to Notice of Grant

SCHEDULE 1

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

PERFORMANCE VESTING CONDITIONS

Performance Period:        [INSERT PERFORMANCE PERIOD]

Performance Goals:    For the Performance Period, there are two separate Performance Goals: (i) [INSERT PERFORMANCE GOAL 1] during the performance period; and (ii) [INSERT PERFORMANCE GOAL 2] over the Performance Period.

Vesting Date: The “Vesting Date” shall be the date on which the Committee determines for the Performance Period (i) the actual achievement of [INSERT PERFORMANCE GOAL 1] and (ii) the actual achievement of [INSERT PERFORMANCE GOAL 2], in each case, which shall occur in [INSERT YEAR] but no later than sixty (60) days following the end of the Performance Period, provided that you are employed by or providing services to the Company or a Related Company on such date.

Vesting Schedule:    [INSERT VESTING SCHEDULE]

Forfeiture:    Except as otherwise provided herein or in the Employment Agreement (if applicable), vesting will cease upon your Termination of Service prior to the Vesting Date and the unvested portion of the Award will immediately terminate and be forfeited.

Death / Total and
Permanent Disability:    Notwithstanding the foregoing, upon the occurrence of a Termination of Service due to your death or Total and Permanent Disability prior to the Vesting Date, the Target RSUs (both [INSERT PERFORMANCE GOAL 1] Target RSUs and [INSERT PERFORMANCE GOAL 2] Target RSUs) shall become fully vested as of the date of such Termination of Service at the Target performance level for the [INSERT PERFORMANCE GOAL 1] Targets (i.e., 100% of INSERT PERFORMANCE GOAL 1] Target RSUs) and the 50th Percentile for INSERT PERFORMANCE GOAL 2] (i.e., 100% of INSERT PERFORMANCE GOAL 2] Target RSUs).

Retirement:    Notwithstanding the foregoing, in the event of your Termination of Service due to your Retirement on or after the first anniversary of the Date of Grant but prior to the Vesting Date, the RSUs shall remain outstanding and eligible for vesting on the Vesting Date based on the actual achievement of the Performance Goals, and pro-rated based on a fraction, determined by the number of
Schedule 1-1

completed days of service from the Date of Grant through the date of your Retirement over the total number of days in the Performance Period. Any RSUs that do not vest on the Vesting Date shall terminate and be forfeited as of the Vesting Date. For purposes of this Award, the term “Retirement” shall mean your voluntary Termination of Service on or after your attainment of (i) age sixty (60) and five (5) years of service with the Company or any Related Company, (ii) age fifty-five (55) and ten (10) years of service with the Company or any Related Company, or (iii) any age with twenty (20) years of service with the Company or any Related Company; provided, however, that if at any time the Committee determines that your Termination of Service should be a Termination of Service for Cause, then your Termination of Service will no longer be due to your Retirement and all RSUs shall immediately be forfeited, and no longer eligible for vesting on the Vesting Date.

Change of Control:    Notwithstanding anything herein to the contrary, in the event of your Termination of Service by the Company without Cause or by you for Good Reason (as defined in your Employment Agreement, provided that your Employment Agreement provides for a Termination of Service for Good Reason): (i) on the day of or during the 12-month period immediately following the consummation of a Change of Control (as defined in the Employment Agreement), or (ii) during the 2-month period prior to the consummation of a Change of Control but at the request of any third party participating in or causing the Change of Control or otherwise in connection with the Change of Control, then the RSUs shall vest, effective as of the date of your Termination of Service, as follows: (A) with respect to the [INSERT PERFORMANCE GOAL 1] Target RSUs, at the greater of (1) the percentage that would vest based upon actual performance measured as of the Change of Control and (2) the percentage that would vest at the Target performance level for the [INSERT PERFORMANCE GOAL 1] Targets (i.e., 100% of [INSERT PERFORMANCE GOAL 1]), and (B) with respect to the [INSERT PERFORMANCE GOAL 2] Target RSUs, at the greater of (1) the percentage that would vest based on the [INSERT PERFORMANCE GOAL 2] of the Company against the [INSERT PERFORMANCE GOAL 2] through the date of such Change of Control and (2) the percentage that would vest at the Target performance level (i.e., 100% of the [INSERT PERFORMANCE GOAL 2] Target RSUs).

Example #1:    [INSERT EXAMPLE CALCULATION]

Example #2:    [INSERT EXAMPLE CALCULATION]

Schedule 1-2

Example #3:    [INSERT EXAMPLE CALCULATION]

Schedule 1-3

EXHIBIT A

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.Grant. The Company hereby grants to the Participant listed on the Notice of Grant (the “Participant”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in this Restricted Stock Unit Agreement (this “Agreement”) and the Incentive Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Notice of Grant, and if not defined in the Notice of Grant, the meanings given to them in the Incentive Plan.

2.Company’s Obligation. Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Participant will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company.

3.Vesting Schedule. Subject to Paragraph 4 hereof and to any other relevant Incentive Plan provisions, the RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant. The effect of a Company approved unpaid leave of absence on the terms and conditions of the RSUs will be determined by the Committee, subject to applicable laws.

4.Forfeiture upon Termination of Service. Except as provided in the Notice of Grant, if the Participant has a Termination of Service for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be terminated and forfeited at no cost to the Company.

5.Payment After Vesting. Subject to Paragraph 21 hereof, any RSUs that vest in accordance with Paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares on, or as soon as practicable after, the applicable vesting date (but in any event, within sixty (60) days of the date on which the RSUs vest).

6.Withholding Taxes. As a condition to the payment of any vested RSUs, the Participant must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such payment. The Company may permit or require the Participant to satisfy all or part of the Participant’s tax withholding obligations by (a) paying cash to the Company or a Related Company, as applicable; (b) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company, as applicable, to the Participant; (c) having the Company withhold a number of Shares that would otherwise be issued to the Participant having a Fair Market Value equal to the tax withholding obligations; (d) surrendering a number of Shares the Participant already owns having a Fair Market Value equal to the tax withholding obligations; or (e) any combination of (a), (b), (c) or (d) above. The value of the Shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

7.Payments After Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until the date of issuance of any such Shares under the Incentive Plan. Except as otherwise provided in Paragraph 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of any Shares subject to the Award. The Participant agrees to execute any documents requested by the Company in connection with the issuance of any Shares.

9.Adjustments. The number of Shares covered by the Award shall be subject to adjustment in accordance with Article 11 of the Incentive Plan.

10.No Effect on Employment or Service Relationship. Nothing in the Incentive Plan or any Award granted under the Incentive Plan will be deemed to constitute an employment or service contract or confer or be deemed to confer any right for the Participant to continue in the employ or service of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate the Participant’s employment or other service relationship at any time, with or without Cause.

11.Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

12.Award Is Not Transferable. Except to the limited extent provided in Paragraph 7, the Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

13.Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns.

14.Regulatory Restrictions on Issuance of Shares. Notwithstanding the other provisions of this Agreement, if at any time the Company determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to the Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Incentive Plan, or to continue in effect any such registrations or qualifications if made.

15.Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any Shares to the Participant if the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

16.Investment Representation. Unless the Shares are issued to the Participant in a transaction registered under applicable federal and state securities laws, the Participant represents and warrants to the Company that all Shares which may be issued hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to the Participant in a transaction registered under the applicable federal and state securities laws, at the option of the Company, a stop-transfer order against the Shares may be placed on the official stock books and records of the Company, and a legend indicating that such Shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Company may require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.

17.Conflicting Terms; Incentive Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Incentive Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Incentive Plan, the provisions of the Incentive Plan will govern.

18.Committee Authority; Decisions Conclusive and Binding. The Participant acknowledges that a copy of the Incentive Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all the terms and provisions thereof. The Committee will have the power to interpret this Agreement, the Notice of Grant and the Incentive Plan, and to adopt such rules for the administration, interpretation and application of the Incentive Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). The Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Committee upon any questions arising under the Incentive Plan, this Agreement or the Notice of Grant. No member of the

Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Incentive Plan, this Agreement or the Notice of Grant.

19.Claims. The Participant’s sole remedy for any Claim shall be against the Company, and the Participant shall not have any claim or right of any nature against any Related Company (including, without limitation, any parent, subsidiary or affiliate of the Company) or any stockholder or existing or former director, officer or employee of the Company or any Related Company. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Paragraph 19.

20.Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21.Section 409A. The Award is intended to be exempt from or comply with the requirements of Section 409A, and shall be construed accordingly. Notwithstanding any other provision of this Agreement, the Notice of Grant, the Incentive Plan or the Employment Agreement to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

22.Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware, without reference to any choice-of-law rules. The Participant irrevocably consents to the nonexclusive jurisdiction and venue of the state and federal courts located in Dallas County, the State of Texas.

23.Recovery of Compensation. In accordance with Section 6.13 of the Incentive Plan, the Company may recoup all or any portion of any Shares or cash paid to the Participant in connection with the Award, as set forth in the Company’s clawback policy, if any, approved by the Board from time to time.

24.Entire Agreement; Employment Agreement. This Agreement, together with the Notice of Grant and the Incentive Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Notice of Grant. Each party to this Agreement and the Notice of Grant acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Notice of Grant or the Incentive Plan and that any agreement, statement, or promise that is not contained in this Agreement, the Notice of Grant or the Incentive Plan shall not be valid or binding or of any force or effect. Notwithstanding anything to the contrary contained in the Notice of Grant, this Agreement or in the Incentive Plan, in the event of any conflict between the terms and conditions of the Award as set forth in the Notice of Grant, this Agreement and in the Incentive Plan, as the case may be, and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall govern unless the conflicting provision in the Notice of Grant, this Agreement or in the Incentive Plan, as the case may be, is more favorable to the Participant; in which case, the provision more favorable to the Participant shall govern.

25.Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

26.Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

27.Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

28.Modification. No change or modification of this Agreement or the Notice of Grant shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement or the Notice of Grant without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with any Applicable Laws, including, without limitation (i) compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder, (ii) compliance with any federal or state securities laws, or (iii) compliance with the rules of any exchange or inter-dealer quotation system on which the Company’s Shares are listed or quoted. Notwithstanding the preceding sentence, the Company may amend the Incentive Plan to the extent permitted by the Incentive Plan.